Exhibit 99.6

TRANSFER FORM

OFF MARKET TRANSFER FORM For Instructions on completion please see overleaf

FOR THE CONSIDERATION stated below the “Transferor(s)” named below do hereby transfer to the “Transferees(s)” named below the Securities specified below subject to the several conditions on which the said Securities are now held by the Transferor(s) and the

Transferee(s) do hereby accept and hold the said Securities subject to the conditions aforesaid

(1) FULL NAME OF ISSUER OF SECURITIES	DILIGENT BOARD MEMBER SERVICES, INC.

(2) FULL DESCRIPTION OF SECURITIES	Common Stock (Ordinary Shares) of Issued

(3) NUMBER OF SECURITIES TO BE TRANSFERRED	2,500,000

(4) SELLER/TRANSFEROR FULL NAME & ADDRESS IN CAPITALS	Services Share Holding LLC 39 West 37th Street New York, NY 10018	(4a) CSN / HOLDER NUMBER

Phone Number - Business Hours

973-939-9399

(5) CONSIDERATION US$607,910.00
(6) BUYER/TRANSFEREE FULL NAME & ADDRESS IN CAPITALS	Spring Street Partners LP 515 Madison Avenue, 22nd Floor New York, NY 10022	CSN / HOLDER NUMBER

IRD NUMBER

If you hold a current Tax Exemption Certificate, please attach a copy

BUYER TO COMPLETE: Future Dividend / Interest Payments

Method of payment either: Direct credit to my Bank Account Number below ☐ or Pay by cheque to my Postal Address ☒

Account Name:

☐☐ Bank	☐☐☐☐ Branch	☐☐☐☐☐☐☐ Account Number	☐☐☐ Suffix

DATE OF EXECUTION 16th day of February, 2010 (NY time)

(7) SIGNED BY THE TRANSFEROR IN THE PRESENCE OF

/s/ Robert Norton
	Signature of Witness	SERVICE SHARE HOLDING LLC
ADDRESS
39 W 37th Street, NY, NY 10018		By	/s/ Sharon Daniels
SIGNED BY THE TRANSFEROR IN THE PRESENCE OF			SHARON DANIELS, Co-manager	Signature of Transferor(s) (Seller)
Signature of Witness

ADDRESS

Signature of Transferor(s) (Seller)
SIGNED BY THE TRANSFEREE IN THE PRESENCE OF

SPRING STREET PARTNERS, LP
Signature of Witness

ADDRESS	39 W 37th St., NY, NY	By:
10018			DAVID LIPTAK, President	Signature of Transferee(s) (Buyer)